                        BYE-LAWS OF PRIMUS GUARANTY, LTD.

                                TABLE OF CONTENTS

                                 INTERPRETATION
1.       Definitions

                                     SHARES
2.       Power to Issue Shares
3.       Power of the Company to Purchase its Shares
4.       Rights Attaching to Shares
5.       Calls on Shares
6.       Prohibition on Financial Assistance
7.       Forfeiture of Shares
8.       Share Certificates
9.       Fractional Shares

                             REGISTRATION OF SHARES
10.      Register of Shareholders
11.      Registered Holder Absolute Owner
12.      Transfer of Registered Shares
13.      Restrictions on Transfer
14.      Transmission of Registered Shares

                           ALTERATION OF SHARE CAPITAL
15.      Power to Alter Capital
16.      Variation of Rights Attaching to Shares

                          DIVIDENDS AND CAPITALISATION
17.      Dividends
18.      Power to Set Aside Profits
19.      Method of Payment
20.      Capitalisation

                            MEETINGS OF SHAREHOLDERS
21.      Annual General Meetings
22.      Special General Meetings
23.      Requisitioned General Meetings
24.      Notice
25.      Giving Notice
26.      Postponement of General Meeting
27.      Attendance and Security at General Meetings
28.      Quorum at General Meetings
29.      Chairman to Preside
30.      Voting on Resolutions
31.      Voting  by  Poll
32.      Voting by Joint Holders of Shares
33.      Instrument of Proxy
34.      Representation of Corporate Shareholder
35.      Adjournment of General Meeting
36.      Written Resolutions
37.      Directors' Attendance at General Meetings

                        PROVISION OF CERTAIN INFORMATION
38.      Provision of Certain Information

                             DIRECTORS AND OFFICERS
39.      Election of Directors
40.      Classes of Directors
41.      Term of Office of Directors
42.      Alternate Directors
43.      Removal of Directors
44.      Vacancy in the Office of Director
45.      Remuneration of Directors
46.      Defect in Appointment of Director
47.      Directors to Manage Business
48.      Powers of the Board of Directors
49.      Register of Directors and Officers
50.      Officers
51.      Appointment of Officers
52.      Duties of Officers
53.      Remuneration of Officers
54.      Conflicts of Interest
55.      Indemnification and Exculpation of Directors and Officers
56.      Waiver of Claim by the Company and Shareholder

                       MEETINGS OF THE BOARD OF DIRECTORS
57.      Board Meetings
58.      Notice of Board Meetings
59.      Participation in Meetings by Telephone
60.      Quorum at Board Meetings
61.      Board to Continue in Event of Vacancy
62.      Chairman to Preside
63.      Written Resolutions
64.      Validity of Prior Acts of the Board

                                CORPORATE RECORDS
65.      Minutes
66.      Place Where Corporate Records Kept
67.      Form and Use of Seal

                                    ACCOUNTS
68.      Books of Account
69.      Financial Year End

                                     AUDITS
70.      Annual Audit
71.      Appointment of Auditors
72.      Remuneration of Auditors
73.      Duties of Auditors
74.      Access to Records
75.      Financial Statements
76.      Distribution of Auditors Report
77.      Vacancy in the Office of Auditor

                              BUSINESS COMBINATIONS
78.      Business Combinations

                      VOLUNTARY WINDING-UP AND DISSOLUTION
79.      Winding-Up

                             CHANGES TO CONSTITUTION
80.      Changes to Bye-laws
81.      Discontinuance

PRIMUS GUARANTY, LTD.                                                    Page 1
--------------------------------------------------------------------------------

                                 INTERPRETATION

1.   DEFINITIONS

     1.1     In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

             Act                       the Companies Act 1981 as amended from
                                       time to time;

             Alternate Director        an alternate director appointed in
                                       accordance with these Bye-laws;

             Auditor                   includes an individual, partnership or
                                       other entity appointed in accordance with
                                       the Act;

             Board                     the board of directors appointed or
                                       elected pursuant to these Bye-laws and
                                       acting by resolution in accordance with
                                       the Act and these Bye-laws or the
                                       directors present at a meeting of
                                       directors at which there is a quorum;

             Business Combination      shall have the meaning ascribed to such
                                       term in Bye-law 78.3;

             Cause                     means willful misconduct, fraud, gross
                                       negligence, embezzlement or any criminal
                                       conduct or any physical or mental
                                       disability that would substantially
                                       impair the ability of a Director to
                                       function in that capacity, or failure to
                                       comply, or removal of a Director is
                                       appropriate in order for the Company to
                                       comply with the rules of the Exchange or
                                       system on which any shares of the Company
                                       may be listed or otherwise authorized for
                                       trading from time to time including any
                                       best practice or corporate governance
                                       guidelines prescribed or recommended by
                                       such Exchange or system;

PRIMUS GUARANTY, LTD.                                                    Page 2
--------------------------------------------------------------------------------

             Common Shares             shall have the meaning ascribed to such
                                       term in Bye-law 4;

             Company                   the company for which these Bye-laws are
                                       approved and confirmed;

             Director                  a director of the Company and shall
                                       include an Alternate Director;

             Exchange                  any securities exchange or other system
                                       on which any shares of the Company may be
                                       listed or otherwise authorized for
                                       trading from time to time, including, as
                                       may be applicable, The New York Stock
                                       Exchange and The Nasdaq National Market;

             Exchange Act              means the United States Securities
                                       Exchange Act of 1934, as amended, and the
                                       rules and regulations thereunder;

             Interested Person         means a person to whom Bye-laws 38 and 78
                                       apply;

             notice                    written notice as further provided in
                                       these Bye-laws unless otherwise
                                       specifically stated;

             Officer                   any person appointed by the Board to hold
                                       an office in the Company;

             Preferred Shares          shall have the meaning ascribed to such
                                       term in Bye-law 4.1;

             Register of Shareholders  the Register of Shareholders referred to in these Bye-laws and shall have the
                                       same meaning as the term "register of
                                       members" in the Act;

             Resident Representative   any person appointed to act as resident
                                       representative and includes any deputy or
                                       assistant resident representative;

PRIMUS GUARANTY, LTD.                                                    Page 3
--------------------------------------------------------------------------------

             Secretary                 the person appointed to perform any or
                                       all of the duties of secretary of the
                                       Company and includes any deputy or
                                       assistant secretary;

             share                     means a share in the share capital of the
                                       Company and includes the Common Shares
                                       and the Preferred Shares and "shares"
                                       shall be construed accordingly, unless
                                       otherwise provided herein;

             Shareholder               the person registered in the Register of
                                       Shareholders as the holder of shares in
                                       the Company and, when two or more persons
                                       are so registered as joint holders of
                                       shares, means the person whose name
                                       stands first in the Register of
                                       Shareholders as one of such joint holders
                                       or all of such persons, as the context so
                                       requires and shall have the same meaning
                                       as the term "Member" in the Act;

             subsidiary                shall have the meaning ascribed to such
                                       term in Bye-law 13, unless otherwise
                                       provided herein; and

             United States of
               America or US           means the United States of America and
                                       dependent territories or any part
                                       thereof.

     1.2     In these Bye-laws, where not inconsistent with the context:

             (a)  words denoting the plural number include the singular number and vice versa;

             (b)  words denoting the masculine gender include the feminine and neuter genders;

             (c)  words importing persons include companies, associations or bodies of persons whether corporate or not;

             (d)  the words:-

                  (i)  "may" shall be construed as permissive; and

PRIMUS GUARANTY, LTD.                                                    Page 4
--------------------------------------------------------------------------------

                  (ii) "shall" shall be construed as imperative; and

             (e)  unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     1.3     In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

     1.4     Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.   POWER TO ISSUE SHARES

     2.1     Subject to these Bye-laws and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions, and with such rights and restrictions, as it may determine.

     2.2     Without limitation to the provisions of Bye-law 4, subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.   POWER OF THE COMPANY TO PURCHASE ITS SHARES

     The Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act.

4.   RIGHTS ATTACHING TO SHARES

     4.1     The share capital of the Company shall be divided into shares and there shall be initially two classes of shares (i) common shares
             (the "Common Shares") and (ii) preferred shares (the

PRIMUS GUARANTY, LTD.                                                    Page 5
--------------------------------------------------------------------------------

             "Preferred Shares") and authorised but unallocated shares. The number of shares in each class and the number of unallocated shares shall be fixed by from time to time by the Board. The Board may allocate, from time to time, to any class all or some of the unallocated shares as the Board may approve.

     4.2     The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the creation of classes or series of Preferred Shares with other rights and restrictions):-

             (a)  be entitled to one vote per share;

             (b)  be entitled to such dividends as the Board may from time to time declare;

             (c)  in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a
                  reorganization or otherwise or upon any distribution of
                  capital, be entitled to the surplus assets of the Company; and

             (d)  generally be entitled to enjoy all of the rights attaching to shares.

     4.3     The Board is authorised to issue Preferred Shares in one or more series, and to establish from time to time the number of shares to be included in each such series (any or all of which may be different classes of shares), and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preferred
             Shares shall not be deemed to vary the rights attached to the
             Common Shares). The authority of the Board with respect to each class of Preferred Shares or each series thereof shall include, but not be limited to, determination of the following:

             (a)  the number of shares constituting that class or series and the distinctive designation of that class or series;

             (b)  the par value of such class or series;

PRIMUS GUARANTY, LTD.                                                    Page 6
--------------------------------------------------------------------------------

             (c)  the dividend rate on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that class or series;

             (d)  whether that class or series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

             (e)  whether that class or series shall have conversion or exchange privileges (including, without limitation, conversion into
                  Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

             (f)  whether or not the shares of that class or series shall be redeemable or repurchaseable, and, if so, the terms and
                  conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under
                  different conditions and at different redemption or repurchase dates;

             (g)  whether that series shall have a sinking fund for the redemption or repurchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

             (h)  the right of the shares of that class or series to the benefit of conditions and restrictions upon the creation of
                  indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such class or series or any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the
                  Company or any subsidiary of any issued shares of the Company;

             (i)  the rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or
                  winding up of the Company, and the relative rights of
                  priority, if any, of payment of shares of that class or
                  series;

PRIMUS GUARANTY, LTD.                                                    Page 7
--------------------------------------------------------------------------------

             (j)  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series; and

             (k)  any transfer restrictions relating to such class or series of shares.

     4.4     Any Preferred Shares of any series which have been redeemed
             (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other series or class or classes shall have the status of authorized and unissued Preferred Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Shares to be created by
             resolution or resolutions of the Board or as part of any other series of Preferred Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of
             Preferred Shares.

     4.5     At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the
             Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the outstanding Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

5.   CALLS ON SHARES

     5.1     The Board may make such calls as it thinks fit upon any Shareholder in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such
             Shareholder (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may at

PRIMUS GUARANTY, LTD.                                                    Page 8
--------------------------------------------------------------------------------

             the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

     5.2     Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these
             Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

     5.3     The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     5.4     The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.   PROHIBITION ON FINANCIAL ASSISTANCE

     The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.   FORFEITURE OF SHARES

     7.1     If any Shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Shareholder a notice of liability to forfeiture for
             non-payment of call in writing and in such form and with such conditions as the Board may determine. If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall

PRIMUS GUARANTY, LTD.                                                    Page 9
--------------------------------------------------------------------------------

             thereupon become the property of the Company and may be disposed of as the Board shall determine.

     7.2     A Shareholder whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

     7.3     The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.
             Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.   SHARE CERTIFICATES

     8.1     Every Shareholder shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Shareholder and whether the same are fully paid up and, if not, how much has been paid thereon. The seal of the Company need not be attested by any signature but the Board may determine that the seal be attested and the Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     8.2     The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

     8.3     If any share certificate shall be proved to the satisfaction of the
             Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.   FRACTIONAL SHARES

     The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including
     (but without limiting

PRIMUS GUARANTY, LTD.                                                    Page 10
--------------------------------------------------------------------------------

     the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.  REGISTER OF SHAREHOLDERS

     10.1    The Board shall cause to be kept in one or more books a Register of
             Shareholders and shall enter therein the particulars required by the Act.

     10.2    The Register of Shareholders shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.
             The Register of Shareholders may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.  REGISTERED HOLDER ABSOLUTE OWNER

     The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.  TRANSFER OF REGISTERED SHARES

     12.1    An instrument of transfer shall be in writing in such form as the
             Board may accept or authorise.

     12.2    Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept or authorize the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Shareholders.

     12.3    The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

PRIMUS GUARANTY, LTD.                                                    Page 11
--------------------------------------------------------------------------------

     12.4    The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased
             Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

     12.5    The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send or procure that there shall be sent to the transferor and transferee notice of the refusal.

     12.6    Shares may be transferred without a written instrument if
             transferred by an appointed agent or otherwise in accordance with the Act.

13.  RESTRICTIONS ON TRANSFER

     13.1    The Board may decline to approve or register any transfer of shares if it appears to the Board that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any Shareholder or its affiliates would result from such transfer.

     13.2    The Board shall have the authority to request from any registered owner of shares, and such person shall provide, such information as the Board may reasonably request for the purpose of determining whether any transfer should be permitted. If such information is not provided, the Board may decline to approve or register such transfer.

     13.3    Subject to any applicable requirements of any Exchange on which the shares are listed or traded, the Board may decline to approve or to register any transfer of any share if an opinion from counsel acceptable to the Board shall not have been obtained to the effect that registration of such transfer under the U.S. Securities Act of
             1933, as amended from time to time, is not required.

PRIMUS GUARANTY, LTD.                                                    Page 12
--------------------------------------------------------------------------------

     13.4    For the purposes of this Bye-law 13, "affiliate" shall have the meaning ascribed to such term in Bye-law 78.3 and "subsidiary"
             shall have the same meaning ascribed to it in the Act and, for avoidance of any doubt, a "subsidiary", when used in this Bye-law, need not be a Bermuda company.

     13.5    The restrictions on transfer of shares contained in this Bye-law 13 shall not apply to (a) any transfer that was approved by the Board prior to these Bye-laws coming into effect (as indicated in the resolutions adopting these Bye-laws), or (b) any transfer in connection with any matter approved by the Board prior to these
             Bye-laws coming into effect, including, without limitation, the initial public offering of the Company's shares; provided, however, any such transfer must be in compliance with applicable consent, authorization or permission of the Bermuda Monetary Authority.

14.  TRANSMISSION OF REGISTERED SHARES

     14.1    In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Shareholder.

     14.2    Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing.

PRIMUS GUARANTY, LTD.                                                    Page 13
--------------------------------------------------------------------------------

     14.3    On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a
             Shareholder. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that
             Shareholder before such Shareholder's death or bankruptcy, as the case may be.

     14.4    Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be
             absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

                           ALTERATION OF SHARE CAPITAL

15.  POWER TO ALTER CAPITAL

     15.1    The Company may if authorised by resolution of the Shareholders, or pursuant to Bye-law 4 (as applicable) , increase, divide,
             consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

     15.2    Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

16.  VARIATION OF RIGHTS ATTACHING TO SHARES

     If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. Further, the rights attaching to the common shares shall

PRIMUS GUARANTY, LTD.                                                    Page 14
--------------------------------------------------------------------------------

     be deemed not to be varied by the creation or issue of any share ranking in priority for payment of a dividend or with any other rights more favorable than those conferred by the common shares.

                          DIVIDENDS AND CAPITALISATION

17.  DIVIDENDS

     17.1    The Board may, subject to these Bye-laws and in accordance with the
             Act, declare a dividend to be paid to the Shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the
             Board may fix the value for distribution in specie of any assets.
             No unpaid dividend shall bear interest as against the Company.

     17.2    The Board may fix any date as the record date for determining the
             Shareholders entitled to receive any dividend.

     17.3    The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

     17.4    The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

18.  POWER TO SET ASIDE PROFITS

     The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

19.  METHOD OF PAYMENT

     19.1    Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post directed to the registered address of the Shareholders (in the case of joint
             Shareholders, the senior joint holder, seniority being determined by the order in which the names stand in the Register of
             Shareholders) or person entitled thereto, or by direct transfer to such

PRIMUS GUARANTY, LTD.                                                    Page 15
--------------------------------------------------------------------------------

             bank account as such Shareholder or person entitled thereto may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Shareholder may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.

     19.2    The Board may deduct from the dividends or distributions payable to any Shareholder all monies due from such Shareholder to the Company on account of calls or otherwise.

     19.3    Any dividend and or other monies payable in respect of a share which has remained unclaimed for 5 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

     19.4    The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Shareholder if those instruments have been returned undelivered to, or left uncashed by, that Shareholder on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Shareholder's new address. The entitlement conferred on the Company by this Bye-law 19.4 in respect of any Shareholder shall cease if the Shareholder claims a dividend or cashes a dividend warrant or cheque.

20.  CAPITALISATION

     20.1    The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Shareholders.

     20.2    The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in

PRIMUS GUARANTY, LTD.                                                    Page 16
--------------------------------------------------------------------------------

             paying up in full partly paid or nil paid shares of those
             Shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                            MEETINGS OF SHAREHOLDERS

21.  ANNUAL GENERAL MEETINGS

     The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman or the Board shall appoint.

22.  SPECIAL GENERAL MEETINGS

     The President or the Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary.

23.  REQUISITIONED GENERAL MEETINGS

     The Board shall, on the requisition of Shareholders holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the
     Act shall apply.

24.  NOTICE

     24.1    At least 10 days' notice of an annual general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and that the election of Directors will take place thereat.

     24.2    At least 10 days' notice of a special general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

     24.3    The Board may fix any date as the record date for determining the
             Shareholders entitled to receive notice of and to vote at any general meeting of the Company.

PRIMUS GUARANTY, LTD.                                                    Page 17
--------------------------------------------------------------------------------

     24.4    A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the
             Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

     24.5    The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

25.  GIVING NOTICE

     25.1    A notice may be given by the Company to any Shareholder either by delivering it to such Shareholder in person or by sending it to such Shareholder's address in the Register of Shareholders or to such other address given for the purpose. For the purposes of this
             Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

     25.2    Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of
             Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

     25.3    Save as provided by Bye-law 25.4, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

     25.4    Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or Bermuda.

PRIMUS GUARANTY, LTD.                                                    Page 18
--------------------------------------------------------------------------------

     25.5    The Company shall be under no obligation to send a notice or other document to the address shown for any particular Shareholder in the
             Register of Shareholders if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Shareholder at such address and may require a Shareholder with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

26.  POSTPONEMENT OF GENERAL MEETING

     The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Shareholder before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to the Shareholders in accordance with the provisions of these Bye-laws.

27.  ATTENDANCE AND SECURITY AT GENERAL MEETINGS

     27.1    Shareholders may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     27.2    The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the
             restriction of items that may be taken into the meeting place. The
             Board and, at any general meeting, the chairman of such meetings are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

PRIMUS GUARANTY, LTD.                                                    Page 19
--------------------------------------------------------------------------------

28.  QUORUM AT GENERAL MEETINGS

     28.1    At any general meeting of the Company two persons or more present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the
             Company shall form a quorum for the transaction of business.

     28.2    If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned.
             If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these
             Bye-laws.

29.  CHAIRMAN TO PRESIDE

     The Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Shareholders at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be determined by those Directors attending the meeting and, if none such Directors are attending or no decision is made, by those present and entitled to vote.

30.  VOTING ON RESOLUTIONS

     30.1    Subject to the provisions of the Act and these Bye-laws, including but not limited to Bye-law 38, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast and entitled to vote thereon in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

PRIMUS GUARANTY, LTD.                                                    Page 20
--------------------------------------------------------------------------------

     30.2    There shall be no right of cumulative voting and no Shareholder shall be entitled to vote at a general meeting unless such
             Shareholder has paid all the calls on all shares held by such
             Shareholder.

     30.3    At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     30.4    At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

31.  VOTING BY POLL

     31.1    At any general meeting, a resolution put to the vote of the meeting or any question proposed for the consideration of the Shareholders shall, in the first instance, be voted upon by poll, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares, including, without limitation, the provisions of Bye-law 38.

     31.2    Where, in accordance with Bye-law 31.2, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares, every person present at such meeting shall have one vote for each voting share of which such person is the holder or for which such person holds a proxy, and such votes shall be counted in the manner set out in Bye-law 31.4 or in the case of a general meeting at which one or more Shareholders are present by telephone or electronic or other communication facilities in such manner as the chairman of the meeting may direct. A person entitled to more than one vote need not use all of his votes or cast all the votes he uses in the same way. The result of such poll shall be deemed to be the resolution of the meeting at which the poll and for the avoidance of doubt, shall replace any previous resolution upon the same matter which may have been the subject of a vote on a show of hands.

     31.3    A poll taken in accordance with Bye-law 31.1 on a question of adjournment shall be taken forthwith and a poll taken on any other question shall be taken in such manner and at such time

PRIMUS GUARANTY, LTD.                                                    Page 21
--------------------------------------------------------------------------------

             and place as the chairman (or acting chairman) of the general meeting may direct and any business may be proceeded with pending the taking of the poll.

     31.4    Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by an inspector of election appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

32.  VOTING BY JOINT HOLDERS OF SHARES

     In the case of joint holders, the vote of the senior who tenders a vote
     (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of
     Shareholders.

33.  INSTRUMENT OF PROXY

     33.1    A Shareholder may appoint a proxy by (a) an instrument appointing a proxy for a particular meeting of the Shareholders or for all meetings of the Shareholders for a certain or determinable period or until revocation of such appointment in writing in such form as the Board may determine from time to time or accept; or (b) such telephonic, electronic or other means as may be approved by the
             Board from time to time.

     33.2    The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

     33.3    A Shareholder who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

PRIMUS GUARANTY, LTD.                                                    Page 22
--------------------------------------------------------------------------------

     33.4    The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

34.  REPRESENTATION OF CORPORATE SHAREHOLDER

     34.1    A corporation which is a Shareholder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Shareholders and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that
             Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative or
             representatives.

     34.2    Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Shareholder.

35.  ADJOURNMENT OF GENERAL MEETING

     35.1    The chairman of any general meeting at which a quorum is present may with the consent of a majority in number of those present (and shall if so directed by a majority in number of those present)
             adjourn the meeting.

     35.2    In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

             (a)  it is likely to be impracticable to hold or continue that meeting because of the number of Shareholders wishing to
                  attend who are not present; or

             (b)  the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the
                  business of the meeting; or

             (c)  an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

PRIMUS GUARANTY, LTD.                                                    Page 23
--------------------------------------------------------------------------------

     35.3    Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

36.  WRITTEN RESOLUTIONS

     36.1    Subject to the following, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Shareholders who at the date of the
             resolution would be entitled to attend the meeting and vote on the resolution.

     36.2    A resolution in writing may be signed by, or in the case of a
             Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Shareholders, or all the Shareholders of the relevant class thereof, in as many counterparts as may be necessary.

     36.3    A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favour of a resolution shall be construed accordingly.

     36.4    A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

     36.5    This Bye-law shall not apply to:

             (a)  a resolution passed to remove an auditor from office before the expiration of his term of office; or

             (b)  a resolution passed for the purpose of removing a Director before the expiration of his term of office.

PRIMUS GUARANTY, LTD.                                                    Page 24
--------------------------------------------------------------------------------

     36.6    For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a
             Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Shareholder to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

37.  DIRECTORS ATTENDANCE AT GENERAL MEETINGS

     The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

                        PROVISION OF CERTAIN INFORMATION

38.  PROVISION OF CERTAIN INFORMATION

     38.1    The Board shall have the authority to request from any Shareholder or beneficial owner of shares, and such holder shall provide, such information as the Board may reasonably request for the purpose of determining whether a Shareholder is an Interested Person. If such beneficial owner or Shareholder to whom the request is made fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may in its sole and absolute discretion determine that such Shareholder's shares shall carry no voting rights, in which case such shares shall not carry any voting rights until otherwise determined by the
             Board.

     38.2    Any Shareholder or beneficial owner of shares shall give notice to the Company within 10 days following the date that such Shareholder or beneficial owner acquires actual knowledge that he is an
             Interested Person.

     38.3    Notwithstanding the foregoing, neither the Company nor any
             Director, Officer or Shareholder shall be liable to any other
             Shareholder or the Company for any losses or damages resulting from a Shareholder's or beneficial owner's failure to respond to, or submission of incomplete or inaccurate information in response to, a request under Bye-law 38.1 or from such Shareholder's or beneficial owner's failure to give notice under Bye-law 38.2.

PRIMUS GUARANTY, LTD.                                                    Page 25
--------------------------------------------------------------------------------

     38.4    Any information provided by any Shareholder to the Company, the
             Board or the Secretary pursuant to this Bye-law 38 shall be deemed
             "confidential information" (the "Confidential Information") and shall be used by the Company solely for the purposes contemplated by these Bye-laws (except as may be required otherwise by
             applicable law or regulation). The Company shall hold such
             Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except (i)
             to the U.S. Internal Revenue Service (the "Service") if and to the
             extent the Confidential Information is required by the Service,
             (ii) to any outside legal counsel or accounting firm engaged by the
             Company to make determinations regarding the relevant Bye-laws or
             (iii) as otherwise required by applicable law or regulation.

     38.5    For the avoidance of doubt, the Company shall be permitted to disclose to the Shareholders and others the relative voting percentages of the Shareholders after application of Bye-law 38. At the written request of an Interested Person, the Confidential
             Information of such Shareholder shall be destroyed or returned to such Shareholder after such Shareholder ceases to be a Shareholder.
             For the purposes of this Bye-law 38, "Interested Person" shall have the meaning ascribed to such term in Bye-law 78.

                             DIRECTORS AND OFFICERS

39.  ELECTION OF DIRECTORS

     39.1    The Board shall consist of such number of Directors being not less than two Directors and not more than 12 Directors as the Board may from time to time determine.

     39.2    Only persons who are proposed or nominated in accordance with this
             Bye-law shall be eligible for election as Directors. Any
             Shareholder or the Board may propose any persons for election as a
             Director. Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a
             Director by the Board, is to be proposed for election as a
             Director, written notice (in accordance with bye-law 25.3) must be given to the Company of the intention to propose him and of his willingness to serve as a Director. That notice must be given not less than 90 days before the anniversary of the last annual general meeting prior to the giving of the notice or not less than 10 days prior to the meeting at which Directors are to be elected, whichever deadline occurs earlier. In addition, such notice shall set forth (a) as to each

PRIMUS GUARANTY, LTD.                                                    Page 26
--------------------------------------------------------------------------------

             individual whom such Shareholder proposes to nominate for election as a Director, (i) the name, age, business address and residence address of such individual, (ii) the principal occupation or employment of such individual, (iii) the class and number of shares of the Company which are beneficially owned by such individual and
             (iv) any other information relating to such individual that is required to be disclosed in solicitations of proxies with respect to nominees for election as Directors, pursuant to Regulation 14A under the Exchange Act (including, without limitation, such individual's written consent to being named as a nominee in the
             Company's proxy statement delivered to Shareholders in connection with the Annual General Meeting at which the individual is to be nominated and to serving as Director, if elected); and (b) as to the Shareholder giving the notice (i) the name and address, as they appear on the Register of Shareholders of the Company, of such
             Shareholder, (ii) the class and number of Shares which are beneficially owned by such Shareholder, and (iii) the period of time such Shares have been owned.

     39.3    Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

     39.4    At any general meeting the Shareholders may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

40.  CLASSES OF DIRECTORS

     The Directors shall be divided into three classes designated Class I, Class
     II and Class III. Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.

41.  TERM OF OFFICE OF DIRECTORS

     The Class I Directors shall be elected for a three year term of office, the
     Class II Directors shall be elected for a two year term of office and the
     Class III Directors shall be elected for a one year term of office and shall hold office until their respective successors are elected and qualified or until their earlier death, disqualification, resignation or removal. The classification of the Directors into such three classes (Class
     I, Class II and Class III) and the appointments to each class made by resolutions of the

PRIMUS GUARANTY, LTD.                                                    Page 27
--------------------------------------------------------------------------------

     shareholders passed prior to these Bye-laws coming into effect (as indicated in the resolutions adopting these Bye-laws) shall stand when these Bye-laws come into effect. Accordingly, the Class I Directors shall initially serve a three year term of office expiring at the annual general meeting for 2007, the Class II Directors shall initially serve a two year term of office expiring at the annual general meeting for 2006, and the
     Class III Directors shall initially serve a three term of office expiring at the annual general meeting for 2005. At the annual general meeting for
     2005 and each succeeding annual general meeting, successors to the class of
     Directors whose term expires at that annual general meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other
     Directors of that class, but in no case shall a decrease in the number of
     Directors shorten the term of any Director then in office. A Director shall hold office until his successor is appointed at the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 44.

42.  ALTERNATE DIRECTORS

     42.1    At any general meeting of the Company, the Shareholders may elect a person or persons to act as a Director in the alternative to any one or more Directors of the Company or may authorise the Board to appoint such Alternate Directors.

     42.2    Unless the Shareholders otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

     42.3    An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such
             Alternate Director was appointed.

PRIMUS GUARANTY, LTD.                                                    Page 28
--------------------------------------------------------------------------------

     42.4    An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

43.  REMOVAL OF DIRECTORS

     43.1    Subject to any provision to the contrary in these Bye-laws, the
             Shareholders entitled to vote for the election of Directors may, at any general meeting convened and held in accordance with these
             Bye-laws, remove a Director, only for Cause; provided, that the notice of any such meeting convened for the purpose of removing a
             Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

     43.2    If a Director is removed from the Board under the provisions of this Bye-law the Shareholders may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

44.  VACANCY IN THE OFFICE OF DIRECTOR

     44.1    The office of Director shall be vacated if the Director:

             (a)  is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

             (b)  is or becomes bankrupt, or makes any arrangement or
                  composition with his creditors generally;

             (c)  is or becomes of unsound mind or dies; or

             (d)  resigns his office by notice in writing to the Company.

     44.2    The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an
             Alternate Director to any Director so appointed.

PRIMUS GUARANTY, LTD.                                                    Page 29
--------------------------------------------------------------------------------

45.  REMUNERATION OF DIRECTORS

     The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

46.  DEFECT IN APPOINTMENT OF DIRECTOR

     All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any
     Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

47.  DIRECTORS TO MANAGE BUSINESS

     47.1    The business of the Company shall be managed and conducted by the
             Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting. The Board may also present any petition and make any application in connection with the liquidation or reorganisation of the Company.

     47.2    Subject to these Bye-laws, the Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate).

48.  POWERS OF THE BOARD OF DIRECTORS

     48.1    The Board may:

             (a)  appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their
                  remuneration and determine their duties;

PRIMUS GUARANTY, LTD.                                                    Page 30
--------------------------------------------------------------------------------

             (b)  exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled
                  capital, or any part thereof, and may issue debentures,
                  debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

             (c)  appoint one or more Directors to the office of Managing
                  Director or Chief Executive Officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

             (d)  appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

             (e)  by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not
                  exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also
                  authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.
                  Such attorney may, if so authorised under the seal of the
                  Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company;

             (f)  procure that the Company pays all expenses incurred in promoting and incorporating the Company;

             (g)  delegate any of its powers to a committee appointed by the
                  Board (including the power to sub-delegate) which may consist partly or entirely of Directors or non-Directors, provided that every such committee shall conform to such directions as the Board shall impose of them and provided further that the meetings and proceedings of any such committee shall be
                  governed by the provisions of these Bye-laws regulating the meetings

PRIMUS GUARANTY, LTD.                                                    Page 31
--------------------------------------------------------------------------------

                  and proceedings of the Board, so far as the same are
                  applicable and are not superceded by directions imposed by the
                  Board;

             (h)  in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

             (i)  authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in
                  connection therewith to execute any agreement, document or instrument on behalf of the Company.

49.  REGISTER OF DIRECTORS AND OFFICERS

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

50.  OFFICERS

     The Officers shall consist of a President and a Vice President or a
     Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

51.  APPOINTMENT OF OFFICERS

     The Board shall appoint a President and Vice President or a Chairman and
     Deputy Chairman who shall be Directors. The Secretary (and additional
     Officers, if any) shall be appointed by the Board from time to time.

52.  DUTIES OF OFFICERS

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time. The Officer shall serve at the pleasure of the Board.

53.  REMUNERATION OF OFFICERS

     The Officers shall receive such remuneration as the Board may determine.

PRIMUS GUARANTY, LTD.                                                    Page 32
--------------------------------------------------------------------------------

54.  CONFLICTS OF INTEREST

     54.1    Any Director may hold any other office or place of profit under the
             Company, and any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by, or render services to, the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration for services or work as if such
             Director were not a Director. Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

     54.2    A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     54.3    Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

55.  INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

     55.1    The Directors, Secretary, other Officers (such term to include, for the purposes of Bye-laws 55 and 56, any person appointed to any committee by the Board) and the Resident Representative for the
             time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the
             Company shall or may be lodged or deposited for safe

PRIMUS GUARANTY, LTD.                                                    Page 33
--------------------------------------------------------------------------------

             custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED, THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said person.

     55.2    No Director, Secretary, other Officer or Resident Representative and no liquidator or trustee of the Company for the time being acting in relation to any of the affairs of the Company (nor any heir, executor and administrator of any of the foregoing) shall be liable for the acts, receipts, neglects or defaults of any other
             Director or Officer or other person, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Board for or on behalf of the
             Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company is invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects is deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his or her part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his or her office, or in relation thereto, unless the same happens through fraud or dishonesty on his or her part.

     55.3    Each Director, Secretary, other Officer and the Resident
             Representative and the liquidator or trustee (if any) of the
             Company, and his or her heirs, executors and administrators, shall be indemnified out of the assets of the Company against all liabilities, losses, costs and expenses which he or she or any of his or her heirs, executors or administrators, incur or may incur or sustain, by or by reason of any act, by such person, or other person or a collective of persons (including without limitation the
             Board) or by the Company, done, concurred in or omitted in or about the execution of his, her or their duty, or supposed duty, or in his, her or their respective offices or trusts, in defending or appearing or giving evidence in any proceedings (such term to include, for the purposes of this Bye-law, threatened proceedings, investigations and enquiries, whether by a regulatory authority, prosecutions authority or otherwise), whether civil or criminal, including where allegations of fraud and dishonesty are made against such Director or other person, and, the Company shall pay to or on behalf of such Director or other person any and all funds associated in defending or appearing or giving evidence in such proceedings

PRIMUS GUARANTY, LTD.                                                    Page 34
--------------------------------------------------------------------------------

             (including without limitation independent representation and counseling by an attorney or other professional selected by such
             Director or other person concerned) as and when such liabilities, losses, costs and expenses are incurred; PROVIDED, THAT in the event of a finding of fraud or dishonesty (as found in a final judgment or decree not subject to appeal), such Director or other person shall reimburse to the Company all funds paid by the Company in respect of liabilities, losses, costs and expenses of defending such proceedings.

     55.4    The provisions of this Bye-law 55 shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director,
             Secretary, other Officer, the Resident Representative, or
             liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, Secretary, other Officer, Resident
             Representative or liquidator or trustee of the Company.

56.  WAIVER OF CLAIM BY THE COMPANY AND SHAREHOLDERS

     56.1    The Company and each Shareholder agree to waive any claim or right of action the Company or such Shareholder might have, whether individually or by or in the right of the Company, against any
             Director, Secretary, other Officer, Resident Representative or liquidator or trustee of the Company on account of any action taken by such Director or other such person, or the failure of such
             Director or other person to take any action, in the performance of his or her duties with or for the Company; PROVIDED, THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or other person.

     56.2    The provisions of this Bye-law 56 shall apply to, and for the benefit of, any person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director,
             Secretary, other Officer, the Resident Representative, or
             liquidator or trustee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any person who is no longer, but at one time was, a Director, Secretary, other Officer, Resident
             Representative or liquidator or trustee of the Company.

PRIMUS GUARANTY, LTD.                                                    Page 35
--------------------------------------------------------------------------------

                       MEETINGS OF THE BOARD OF DIRECTORS

57.  BOARD MEETINGS

     The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail. Each Director shall have one (1) vote on any resolution to be decided by the Board.

58.  NOTICE OF BOARD MEETINGS

     A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such
     Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such
     Director to the Company for this purpose.

59.  PARTICIPATION IN MEETINGS BY TELEPHONE

     Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

60.  QUORUM AT BOARD MEETINGS

     The quorum necessary for the transaction of business at a meeting of the
     Board shall be a majority of the Directors then in office.

61.  BOARD TO CONTINUE IN THE EVENT OF VACANCY

     The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of

PRIMUS GUARANTY, LTD.                                                    Page 36
--------------------------------------------------------------------------------

     business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or
     (ii) preserving the assets of the Company.

62.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of the Directors attending, the
     Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

63.  WRITTEN RESOLUTIONS

     A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

64.  VALIDITY OF PRIOR ACTS OF THE BOARD

     No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

65.  MINUTES

     65.1    The Board shall cause minutes to be duly entered in books provided for the purpose:

             (a)  of all elections and appointments of Officers;

             (b)  of the names of the Directors present at each meeting of the
                  Board and of any committee appointed by the Board; and

             (c)  of all resolutions and proceedings of general meetings of the
                  Shareholders, meetings of the Board, and meetings of
                  committees appointed by the Board.

PRIMUS GUARANTY, LTD.                                                    Page 37
--------------------------------------------------------------------------------

66.  PLACE WHERE CORPORATE RECORDS KEPT

     Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company or such other place as the Board may determine.

67.  FORM AND USE OF SEAL

     67.1    The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals.

     67.2    Except as permitted in the case of a share certificate as permitted under Bye-law 8, the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the
             Board for that purpose, provided that any Director, Officer or
             Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or
             Resident Representative.

                                    ACCOUNTS

68.  BOOKS OF ACCOUNT

     68.1    The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

             (a)  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure
                  relates;

             (b)  all sales and purchases of goods by the Company; and

             (c)  all assets and liabilities of the Company.

     68.2    Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

PRIMUS GUARANTY, LTD.                                                    Page 38
--------------------------------------------------------------------------------

69.  FINANCIAL YEAR END

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

                                     AUDITS

70.  ANNUAL AUDIT

     Subject to any rights to waive laying of accounts or appointment of an
     Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

71.  APPOINTMENT OF AUDITORS

     71.1    Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Shareholders shall be appointed by them as Auditor of the accounts of the Company.

     71.2    The Auditor may be a Shareholder but no Director, Officer or
             employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

72.  REMUNERATION OF AUDITORS

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Shareholders may determine.

73.  DUTIES OF AUDITORS

     73.1    The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

     73.2    The generally accepted auditing standards referred to in this
             Bye-law may be those of a country or jurisdiction other than
             Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

PRIMUS GUARANTY, LTD.                                                    Page 39
--------------------------------------------------------------------------------

74.  ACCESS TO RECORDS

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the
     Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the
     Company.

75.  FINANCIAL STATEMENTS

     Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Shareholders in general meeting.

76.  DISTRIBUTION OF AUDITORS REPORT

     The report of the Auditor shall be submitted to the Shareholders in general meeting.

77.  VACANCY IN THE OFFICE OF AUDITOR

     If the office of Auditor becomes vacant by the resignation or death or the
     Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

                              BUSINESS COMBINATIONS

78.  BUSINESS COMBINATIONS

     78.1    Subject to the following provisions of this Bye-law 78, the Company shall not engage in a Business Combination (as hereinafter defined)
             with an Interested Person for a period of three (3) years following the time that such Person became an Interested Person, unless:

             (a)  prior to the time such Person became an Interested Person the
                  Board has approved either the Business Combination or the
                  transaction which resulted in the Person becoming an
                  Interested Person; or

             (b)  upon consummation of the transaction which resulted in such
                  Person becoming an Interested Person, the Interested Person owned at least 85% of the issued and outstanding voting shares of the Company at the time the transaction commenced,
                  excluding the

PRIMUS GUARANTY, LTD.                                                    Page 40
--------------------------------------------------------------------------------

                  voting shares owned by Directors who are also Officers of the
                  Company and any employee share plans, if the participants to such plans do not have the right to determine confidentially whether the shares held subject to the plan will be tendered in a Business Combination; or

             (c)  at or subsequent to the time such Person became an Interested
                  Person the Business Combination is approved by the Board and approved at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the issued and outstanding voting shares which are not owned by the
                  Interested Person.

     78.2    The provisions of Bye-law 78.1 shall not apply to a particular
             Business Combination, and such Business Combination shall require only such vote or approval (if any) of the Shareholders as would be required without reference to Bye-law 78.1, if any one of the following conditions are satisfied:

             (a)  the Interested Person became an Interested Person
                  inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that such Person ceases to be an Interested Person and (ii) would not, at any time within the three (3) year period immediately prior to such
                  Business Combination between the Company and such Person, have been an Interested Person but for the inadvertent acquisition of ownership; or

             (b)  the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the required legal notice of a Business
                  Combination which (i) is with or by a person who either was not an Interested Person during the previous three (3) years or who became an Interested Person with the approval of the
                  Board; and (ii) is approved by a majority of the Directors then in office who were Directors prior to any person becoming an Interested Person during the previous three (3) years or were nominated for election or elected to succeed such
                  Directors by a majority of such Directors.

     78.3    For purposes of this Bye-law 78 and Bye-law 38:

             (a)  "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

PRIMUS GUARANTY, LTD.                                                    Page 41
--------------------------------------------------------------------------------

             (b)  "associate," when used to indicate a relationship with any person, means (i) any company, partnership, unincorporated association or other entity of which such person is a
                  director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares, (ii)
                  any trust or other estate in which such person has at least a
                  20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any
                  relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

             (c)  "beneficial owner" shall have the meaning set forth in Rule
                  13d-3 under the Exchange Act.

             (d)  "Business Combination," when used in reference to the Company and any Interested Person of the Company, means:

                  (i)    any scheme of arrangement, reconstruction,
                         amalgamation, merger or similar transaction involving
                         the Company or any direct or indirect majority-owned
                         subsidiary of the Company with (A) the Interested
                         Person, or (B) any other corporation, partnership,
                         unincorporated association or other entity if the
                         scheme of arrangement, reconstruction, amalgamation,
                         merger or similar transaction is caused by the
                         Interested Person and as a result thereof Bye-law 78.1
                         is not applicable to the surviving entity;

                  (ii)   any sale, lease, exchange, mortgage, pledge, transfer
                         or other disposition (in one transaction or a series of
                         transactions), except proportionately as a shareholder
                         of the Company, to or with the Interested Person,
                         whether as part of a dissolution or otherwise, of
                         assets of the Company or of any direct or indirect
                         majority-owned subsidiary of the Company which assets
                         have an aggregate market value equal to 10% or more of
                         either the aggregate market value of all the assets of
                         the Company determined on a consolidated basis or the
                         aggregate market value of all the outstanding shares of
                         the Company;

                  (iii)  any transaction which results in the issuance or
                         transfer by the Company or by any direct or indirect
                         majority-owned subsidiary of the Company of any shares
                         of

PRIMUS GUARANTY, LTD.                                                    Page 42
--------------------------------------------------------------------------------

                         the Company or of such subsidiary to the Interested
                         Person, except (A) pursuant to the exercise, exchange
                         or conversion of securities exercisable for,
                         exchangeable for or convertible into shares of the
                         Company or any such subsidiary which securities were
                         outstanding prior to the time that the Interested
                         Person became an Interested Person, (B) pursuant to a
                         subsidiary amalgamation, (C) pursuant to a dividend or
                         distribution paid or made, or the exercise, exchange or
                         conversion of securities exercisable for, exchangeable
                         for or convertible into shares of the Company or any
                         such subsidiary which security is distributed, pro rata
                         to all holders of a class or series of shares of the
                         Company subsequent to the time the Interested Person
                         became an Interested Person, (D) pursuant to an
                         exchange offer by the Company to purchase shares made
                         on the same terms to all holders of said shares, or (E)
                         any issuance or transfer of shares by the Company;
                         provided, however, that in no case under (C) through
                         (E) above shall there be an increase in the Interested
                         Person's proportionate share of the shares of any class
                         or series of the Company or of the voting shares of the
                         Company;

                  (iv)   any transaction involving the Company or any direct or
                         indirect majority-owned subsidiary of the Company which
                         has the effect, directly or indirectly, of increasing
                         the proportionate share of the shares of any class or
                         series, or shares convertible into the shares of any
                         class or series, of the Company or of any such
                         subsidiary which is owned by the Interested Person,
                         except as a result of immaterial changes due to
                         fractional share adjustments or as a result of any
                         purchase or redemption of any shares not caused,
                         directly or indirectly, by the Interested Person; or

                  (v)    any receipt by the Interested Person of the benefit,
                         directly or indirectly (except proportionately as a
                         shareholder of the Company) of any loans, advances,
                         guarantees, pledges, or other financial benefits (other
                         than those expressly permitted in subparagraphs (i)
                         through (iv) above) provided by or through the Company
                         or any direct or indirect majority-owned subsidiary.

PRIMUS GUARANTY, LTD.                                                    Page 43
--------------------------------------------------------------------------------

             (e)  "control," including the term "controlling," "controlled by"
                  and "under common control with," means the possession,
                  directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or
                  otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any company, partnership,
                  unincorporated association or other entity shall be presumed to have control of such entity. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this Bye-law, as an agent, bank, broker,
                  nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

             (f)  "Interested Person" means any person (other than the Company and any direct or indirect majority-owned subsidiary of the
                  Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, or (ii) is an affiliate or associate of the Company and was the owner of 15%
                  or more of the issued and outstanding voting shares of the
                  Company at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Person; and the affiliates and associates of such person; provided, however, that the term
                  "Interested Person" shall not include (x) any person who (A)
                  owned shares in excess of the 15% limitation set forth herein as of the date of adoption of these Bye-laws (and not when these Bye-laws come into effect) and either (I) continued to own shares in excess of such 15% limitation or would have but for action by the Company or (II) is an affiliate or associate of the Company and so continued (or so would have continued
                  but for action by the Company) to be the owner of 15% or more of the outstanding voting shares of the Company at any time within the 3-year period immediately prior to the date on
                  which it is sought to be determined whether such a person is an Interested Person or (B) acquired said shares from a person described in (A) above by gift, inheritance or in a
                  transaction in which no consideration was exchanged; or (y)
                  any person whose ownership of shares in excess of the 15%
                  limitation set forth herein was the result of action taken solely by the Company; provided that such person shall be an
                  Interested Person if thereafter such person acquires
                  additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of

PRIMUS GUARANTY, LTD.                                                    Page 44
--------------------------------------------------------------------------------

                  determining whether a person is an Interested Person, the
                  voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through
                  application of the definition of "owner" herein but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or
                  understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

             (g)  "person" means any individual, corporation, partnership, unincorporated association or other entity.

             (h)  "owner" including the terms "own" and "owned" when used with respect to any shares means a person that individually or with or through any of its affiliates or associates:

                  (i)    is the beneficial owner of such shares, directly or
                         indirectly; or

                  (ii)   has (A) the right to acquire such shares (whether such
                         right is exercisable immediately or only after the
                         passage of time) pursuant to any agreement, arrangement
                         or understanding, or upon the exercise of conversion
                         rights, exchange rights, warrants or options, or
                         otherwise; provided, however, that a person shall not
                         be deemed the owner of shares tendered pursuant to a
                         tender or exchange offer made by such person of any of
                         such person's affiliates or associates until such
                         tendered shares are accepted for purchase or exchange;
                         or (B) the right of vote such shares pursuant to any
                         agreement, arrangement or understanding; provided,
                         however, that a person shall not be deemed the owner of
                         any shares because of such person's right to vote such
                         shares if the agreement, arrangement of understanding
                         to vote such shares arises solely from a revocable
                         proxy or consent given in response to a proxy or
                         consent solicitation made to 10 or more persons; or

                  (iii)  has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting
                         pursuant to a revocable proxy or consent as described
                         in item (B) of clause (ii) of this definition), or
                         disposing of such shares with any other person that
                         beneficially owns, or whose affiliates or associates
                         beneficially own, directly or indirectly, such shares.

PRIMUS GUARANTY, LTD.                                                    Page 45
--------------------------------------------------------------------------------

             (i)  "securities" includes shares, debentures, and options or warrants to subscribe for or purchase any shares or
                  debentures, and any rights in respect thereof or any other right which if exercised would enable a person, not otherwise able to do so, to exercise voting rights.

             (j)  "shares" means, with respect to any company, capital shares and, with respect to any other entity, any equity interest.

             (k)  "subsidiary amalgamation" means an amalgamation, scheme of arrangement, merger, consolidation or similar transaction with or into a single direct or indirect wholly-owned subsidiary of the Company if: (1) the Company and the direct or indirect wholly-owned subsidiary of the Company are the only
                  constituent companies to such transaction; (2) each share or fraction of a share of the Company issued and outstanding
                  immediately prior to the effective time of such transaction is converted in such transaction into a share or equal fraction of a share of shares of a holding company having the same
                  designations, rights, powers and preferences, and the
                  qualifications, limitations and restrictions thereof, as the share of the constituent company being converted in such
                  transaction; (3) the holding company and each of the
                  constituent companies to such transaction are companies
                  incorporated in Bermuda; and (4) the memorandum of association and bye-laws of the holding company immediately following the effective time of such transaction contain provisions
                  identical to the memorandum of association and Bye-laws of the
                  Company immediately prior to the effective time of such
                  transaction (other than provisions, if any, regarding the
                  incorporator or incorporators, the corporate name, the
                  registered office and agent, the initial board of directors and the initial subscribers for shares and such provisions contained in any amendment to the charter documents as were necessary to effect a change, exchange, reclassification or cancellation of shares, if such change, exchange,
                  reclassification or cancellation has become effective).

             (l)  "voting shares" means, with respect to any corporation shares of any class or series entitled to vote generally in the
                  election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote
                  generally in the election of the

PRIMUS GUARANTY, LTD.                                                    Page 46
--------------------------------------------------------------------------------

                  governing body of such entity. Every reference to a percentage of voting shares shall refer to such percentage of the votes of such voting shares.

     78.4    Subject to this Bye-law 78, the Company shall not amalgamate with any other company unless such amalgamation has been approved by a resolution of the Board and a resolution of the Shareholders present in person or by proxy by the affirmative vote of not less than a simple majority of the shares entitled to vote thereon;
             provided, that an amalgamation with one or more of its wholly-owned subsidiaries (as defined in the Act) will not require shareholders approval.

     78.5    The Company, whether acting through the Board or by its
             Shareholders generally, shall have no power to propose or enter into any compromise or arrangement pursuant to the Act (i) in connection with any Business Combination or (ii) providing for any revocation, alteration or amendment of this Bye-law 78 or any other amendment of its Memorandum of Association or these Bye-laws which could have the effect of modifying or circumventing this Bye-law
             78, save as permitted by Bye-law 80.2.

     78.6    Notwithstanding any restriction or prohibition on Business
             Combinations contained in this Bye-law 78, this Bye-law 78 shall not apply to (a) any issuance or transfer of securities of the
             Company that was approved by the Board prior to these Bye-laws coming into effect (as indicated in the resolutions adopting these
             Bye-laws), (b) any issuance or transfer of the securities of the
             Company in connection with any matter approved by the Board prior to these Bye-laws coming into effect, including, without
             limitation, the initial public offering of the Company's shares, or
             (c) any issuance or transfer of securities of the Company to or by a person acting as an underwriter acting in the ordinary course of its business pursuant to an agreement to which the Company is a party where the securities are for resale.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

79.  WINDING-UP

     Subject to Bye-law 78, if the Company shall be wound up the liquidator may, with the sanction of a resolution of the Shareholders, divide amongst the
     Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and

PRIMUS GUARANTY, LTD.                                                    Page 47
--------------------------------------------------------------------------------

     may determine how such division shall be carried out as between the
     Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             CHANGES TO CONSTITUTION

80.  CHANGES TO BYE-LAWS

     80.1    Subject to Bye-law 80.2, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of
             Shareholders.

     80.2    Bye-laws 3, 38, 40, 41, 43, 55, 78 and 80 shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board and by a resolution of the Shareholders by the affirmative vote of not less than 66 2/3 per cent of the shares issued and outstanding and entitled to vote thereon; provided that shares (as defined in Bye-law 78.3) owned (as defined in Bye-law
             78.3) by an Interested Person (as defined in Bye-law 78.3) shall not be considered entitled to vote for the purposes of this
             Bye-law.

81.  DISCONTINUANCE

     Subject to Bye-law 78, the Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.